UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 20, 2025

Central Index Key Number of the issuing entity: 0001778749

Morgan Stanley Capital I Trust 2019-H7

(Exact name of Issuing Entity)

Central Index Key Number of the Registrant: 0001547361

Morgan Stanley Capital I Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0001624053

Argentic Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001541557

Morgan Stanley Mortgage Capital Holdings LLC

Central Index Key Number of the sponsor: 0001548405

Starwood Mortgage Capital LLC

Central Index Key Number of the sponsor: 0001558761

Cantor Commercial Real Estate Lending, L.P.

(Exact Names of the Sponsors as Specified in their Charters)

Delaware	333-227446-05	38-4123600 38-4123601 38-7221335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Section 6 – Asset-Backed Securities

Item 6.02 – Change of Servicer or Trustee.

Effective as of February 20, 2025, Green Loan Services LLC (“GLS”), a Delaware limited liability company, will act as special servicer for the Grand Canal Shoppes mortgage loan (the “Mortgage Loan”) and each related pari passu and/or subordinate promissory note (collectively, the “Grand Canal Shoppes Serviced Loan Combination”), which is serviced under the pooling and servicing agreement for the Morgan Stanley Capital I Trust 2019-H7 securitization (the “MSC 2019-H7 PSA”), replacing Situs Holdings, LLC as special servicer for such serviced loan combination. GLS was appointed at the direction of BlackRock Financial Management, Inc., the directing holder under the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Serviced Loan Combination. As special servicer for the Grand Canal Shoppes Serviced Loan Combination, GLS will be responsible for the servicing and administration of the Grand Canal Shoppes Serviced Loan Combination if it becomes specially serviced (and the servicing and administration of any related REO property) and processing and performing certain reviews of material actions with respect to the Grand Canal Shoppes Serviced Loan Combination when the Grand Canal Shoppes Serviced Loan Combination is not specially serviced. Servicing of the Grand Canal Shoppes Serviced Loan Combination will continue to be governed by the MSC 2019-H7 PSA.

Green Loan Services LLC (“GLS”) will act as the special servicer for the Grand Canal Shoppes mortgage loan. GLS maintains its principal servicing office at 1 Vanderbilt Ave, 28th Floor, New York, NY 10017.

GLS has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2009. GLS currently has a large loan special servicer rating of “CLLSS2” by Fitch, a commercial loan special servicer ranking of “Average” by S&P, a Morningstar DBRS special servicer rating of MOR3, and is approved by Moody’s and KBRA as a special servicer.

GLS is a wholly owned subsidiary of SL Green Realty Corp. (“SLG”), a real estate investment trust, and New York City’s largest office landlord. For more than 35 years SLG has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.

SLG has originated in excess of $17.7 billion of structured finance investments and GLS has been appointed as the special servicer on $14.3 billion of mortgage loans for commercial mortgage backed securitizations, $3.1 billion of commercial debt obligations, $4.2 billion of third-party balance sheet loans, in addition to acting as the special servicer on SLG balance sheet positions. GLS is headquartered in New York. Since 2009, GLS has served as special servicer on transactions totaling in excess of $21.5 billion.

GLS has detailed operating policies and procedures which are reviewed at least annually and last updated in August 2024. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB. GLS has developed strategies and procedures for managing delinquent loans, loans subject to borrower bankruptcies and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by GLS for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

GLS is subject to external and internal audits and reviews. As part of such external audits, auditors perform, test, work and review internal controls throughout the year. Additionally, GLS has a formal, documented disaster recovery and business continuity plan.

GLS is a large loan special servicer that specializes in large, complex transactions. GLS accepts a limited number of special servicing assignments each year and provides highly-customized and value-added services.

GLS is currently appointed as the special servicer on 16 loans totaling $9.7 billion within securitizations and 5 third-party balance sheet positions totaling $2.3 billion. The assets specially serviced by GLS include multifamily/condo, office, retail, hotel, golf course, and other income-producing properties.

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In its capacity as the special servicer, GLS will not have primary responsibility for custody services of original documents evidencing the Grand Canal Shoppes mortgage loan. GLS may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Grand Canal Shoppes mortgage loan or otherwise. To the extent that GLS has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

GLS does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, GLS may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of GLS, no special or unique factors of a material nature involved in special servicing the particular type of mortgaged property included in this securitization transaction, as compared to the types of commercial real estate assets specially serviced by GLS in other commercial mortgage-backed securitization transactions generally, and is not expected to require processes and procedures that are different from the processes and procedures employed by GLS in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of GLS in the servicing function it will perform under the applicable pooling and servicing agreement for assets of the same type included in this securitization transaction. No securitization transaction in which GLS was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of GLS as special servicer, including as a result of a failure by GLS to comply with the applicable servicing criteria in connection with any securitization transaction. GLS has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by GLS in connection with any securitization in which GLS was acting as special servicer. GLS does not believe that its financial condition will have any adverse effect on the performance of its duties under the applicable pooling and servicing agreement and, accordingly, GLS believes that its financial condition will not have any material impact on the Grand Canal Shoppes mortgage loan performance or the performance of the Certificates.

From time-to-time GLS is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. GLS does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Grand Canal Shoppes mortgage loan pursuant to the applicable pooling and servicing agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against GLS or of which any of its property is the subject, which are material to Certificateholders. GLS occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market. GLS does not currently have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced basic servicing functions.

Except for GLS acting as the special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the Grand Canal Shoppes mortgage loan between GLS or any of its affiliates, on the one hand, and the issuing entity, the depositor, any mortgage loan seller, the borrower, the master servicer, the certificate administrator, the certificate registrar, the custodian, the trustee, any underwriter or initial purchaser, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third-party, apart from this securitization transaction, between GLS or any of its affiliates, on the one hand, and the issuing entity, the depositor, any mortgage loan seller, the borrower, the master servicer, the certificate administrator, the certificate registrar, the custodian, the trustee, any underwriter or initial purchaser, or any of their respective affiliates, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

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GLS, as the special servicer, will among other things, oversee the resolution of the Grand Canal Shoppes mortgage loan during a special servicing period. Certain of GLS’s duties as the special servicer under the applicable pooling and servicing agreement, including information regarding the processes for handling delinquencies, losses, bankruptcies and recoveries (such as through a liquidation of the Grand Canal Shoppes mortgage loan, the sale of the Grand Canal Shoppes mortgage loan or negotiations or workouts with the borrower under the Grand Canal Shoppes mortgage loan) are set forth under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus related to this transaction. GLS’s ability to waive or modify any terms, fees, penalties or payments on the Grand Canal Shoppes mortgage loan and the effect of that ability on the potential cash flows from the Grand Canal Shoppes mortgage loan are described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus related to this transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane Lam
Name: Jane Lam
Title: President

Dated: February 20, 2025

MSC 2019-H7 – Form 8-K